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                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP

          1201 THIRD AVENUE, 48TH FLOOR, SEATTLE, WASHINGTON 98101-3099
                 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500


                                  July 10, 2002

Alaska Air Group, Inc.
1201 Third Avenue, Suite 1500
Seattle, Washington 98101

      RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 2,941,000 shares of common stock, par value $1.00 per share, which may be issued as follows: (a) up to 1,000,000 shares under the Alaska Air Group, Inc. 2002 Employee Stock Purchase Plan; (b) up to 1,200,000 shares under the Alaska Air Group, Inc. 1999 Long-Term Incentive Equity Plan; and (c) up to 741,000 shares under the Alaska Air Group, Inc. 1997 Long-Term Incentive Equity Plan (collectively, the "Plans"). The shares of common stock that may be issued under the Plans pursuant to the Registration Statement are hereinafter referred to as the "Shares."

      We have examined the Registration Statement and such documents and records of Alaska Air Group as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

      Based on and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Alaska Air Group of any certificates representing the Shares, the registration by its registrar of such Shares, the sale thereof by Alaska Air Group in accordance with the terms of the Plans and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ Perkins Coie LLP